Table of Contents

As filed with the Securities and Exchange Commission on September 19, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________________

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
2834
(Primary Standard Industrial Classification Code Number)

68-0423298
(I.R.S. Employer Identification Number)

5445 Conestoga Court, Suite 150 Boulder, CO 80301 (800) 759-9305
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amy Trombly Chief Executive Officer 5445 Conestoga Court, Suite 150 Boulder, CO 80301 (800) 759-9305
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

with copies to:

Andrew J. Merken, Esq. Burns & Levinson LLP 125 High Street Boston, MA 02110 Phone: (617) 345-3740 Fax: (617) 345-3299	Leslie Marlow, Esq. Patrick J. Egan, Esq. Hank Gracin, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Phone: (212) 885-5000 Fax: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2023.

Up to 5,000,000 Shares of Common Stock

SONOMA PHARMACEUTICALS, INC.

We are offering on a best efforts basis up to 5,000,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”), based on an assumed public offering price of $1.00 per share, which is equal to the closing price of our shares of Common Stock on the Nasdaq Capital Market on September 13, 2023. See “Description of Securities” in this prospectus for more information. We refer to the securities offered by this prospectus as the “Securities.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “SNOA.” On September 13, 2023, the last reported sale price for our common stock was $1.00 per share.

We expect that this offering will end two (2) trading days after we first enter into a securities purchase agreement and we will deliver all securities issued in connection with this offering delivery versus payment/receipt versus payment upon our receipt of investor funds. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC as our exclusive placement agent (the “placement agent”) to use its reasonable best efforts to solicit offers to purchase the Securities in this offering. The placement agent has no obligation to purchase any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

The final public offering price of the securities sold in this offering will be determined between us, the placement agent, and the investors in the offering and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus will not be indicative of the actual public offering price.

We are a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5.

		Per Share		Total

Public offering price	$		$
Placement agent fees(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	Represents a cash fee equal to 8.0% of the aggregate purchase price paid by investors in this offering. Does not include certain out-of-pocket expenses of the placement agent that are reimbursable by us. See “Plan of Distribution” beginning on page 8 of this prospectus for a description of the compensation to be received by the placement agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We anticipate that the delivery of the shares of our Common Stock against payment therefor will be made on or before                 , 2023.

Maxim Group LLC

Subject to completion, the date of this prospectus is September 19, 2023.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not, and the placement agent has not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus and incorporated by reference herein, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise indicated, all information contained or incorporated by reference in this prospectus concerning our industry in general or any portion thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies or other externally obtained data.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

The Sonoma Pharmaceuticals logo and other trademarks or service marks of Sonoma Pharmaceuticals, Inc. appearing in this prospectus are the property of Sonoma Pharmaceuticals, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® or TM symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expect,” “believe,” “anticipate,” “estimate,” “may,” “could,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our device, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our expectations regarding future revenues and profitability;
●	our expectations regarding future growth;
●	our expectations concerning future product research, development, clinical trial and commercialization activities and related costs;
●	our expectations regarding product development timelines;
●	our ability to successfully commercialize and market our product candidates in development, if approved;
●	matters relating to the manufacture of our commercial products;
●	our strategies and opportunities;
●	the potential market size, opportunity and growth potential for our product candidates, if approved;
●	anticipated trends in our markets;
●	anticipated dates for commencement or completion of clinical trials;
●	our expectations concerning regulatory matters concerning our product candidates, including the timing of anticipated regulatory filings;
●	our liquidity needs and need for future funding and working capital;
●	our need to raise additional capital and our ability to obtain sufficient funding to support our planned activities;
●	our expectations regarding future expense, profit, cash flow, or balance sheet items or any other guidance regarding future periods;
●	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;
●	our ability to continue as a going concern;
●	the impact of the health emergencies or global geopolitical events on our business;
●	the success, safety and efficacy of our drug products;
●	accounting principles;
●	the potential outcome of any litigation or legal proceedings;
●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
●	the volatility of the price of our common stock;
●	our financial performance; and
●	other factors described from time to time in documents that we file with the SEC.

Such statements are not historical facts, but are based on our current expectations and projections about future events. They are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

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These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

We will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information you should consider before buying shares of our Securities. You should read the entire prospectus carefully, especially the risks of investing in our Securities that we describe under “Risk Factors” and our consolidated financial statements appearing in our annual and periodic reports incorporated in this prospectus by reference, before deciding to invest in our securities. Unless the context requires otherwise, references to “Sonoma,” “the Company,” “the Registrant,” “we,” “our” and “us” refer to Sonoma Pharmaceuticals, Inc.

Company Overview

Sonoma Pharmaceuticals is a global scientific healthcare company that pioneered the use of hypochlorous acid (HOCl) in the specialty pharmaceutical sector with over 20 years of experience developing and manufacturing HOCl products. We develop safe and effective solutions that provide fast relief and are free from side effects and other limitations. Our primary focus is developing innovative solutions for dermatological conditions, wound care, eye care, oral care, podiatry, animal health care and non-toxic disinfectants. We believe our products, which are sold throughout the United States and internationally, have improved patient outcomes for millions of patients by treating and reducing certain skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses, without a single report of serious adverse effect.

We have 21 U.S. FDA clearances as 510(k) medical devices, CE marks for over 39 products, and extensive worldwide regulatory clearances. We have a pharmaceutical-grade manufacturing facility in Guadalajara, Mexico, and a robust and diverse international partner network selling into over 55 countries. Our core strategy is to work with partners both in the United States and around the world to market and distribute our products, and in some cases we also market and sell our own direct-to-consumer and office dispense products.

Our key business channels and products include:

Dermatology

In the United States, we sell over-the-counter dermatology products including:

•	Regenacyn® Advanced Scar Gel, which is clinically proven to improve the overall appearance of scars while reducing pain, itch, redness, and inflammation
•	Reliefacyn® Advanced Itch-Burn-Rash-Pain Relief Hydrogel, for the alleviation of red bumps, rashes, shallow skin fissures, peeling, and symptoms of eczema/atopic dermatitis
•	Rejuvacyn® Advanced Skin Repair Cooling Mist, for management of minor skin irritations following cosmetic procedures as well as daily skin health and hydration

We also sell a line of prescription strength office dispense products exclusively for skin care professionals, including:

•	Regenacyn® Plus Scar Gel
•	Reliefacyn® Plus Advanced Itch-Burn-Rash-Pain Relief Hydrogel
•	Rejuvacyn® Plus Skin Repair Cooling Mist

We sell a pediatric dermatology and wound care product for over-the-counter use, PediacynTM All Natural Skin Care & First Aid For Children. Our consumer products are available through Amazon.com, our website and third-party distributors.

We partner with EMC Pharma, LLC to sell our prescription dermatology products in the United States. We sell dermatology products in Europe and Asia through a distributor network.

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First Aid and Wound Care

In the United States, we sell our Microcyn® technology wound care products directly to hospitals, physicians, nurses, and other healthcare practitioners and indirectly through non-exclusive distribution arrangements. In Europe, we sell our wound care products through a diverse network of distributors. Microcyn® OTC Wound and Skin Cleanser, our direct to consumer over-the-counter wound care product in the United States, is available without a prescription through Amazon.com, our online store and third-party distributors.

 In June 2023, we announced a new application of our HOCl technology for intraoperative pulse lavage irrigation treatment, which can replace commonly used IV bags in a variety of surgical procedures. It is expected to be ready for commercial use in Europe in September 2023, and we anticipate commercial launch in the U.S. in 2024.

Eye Care

In the United States, we sell Ocucyn® Eyelid & Eyelash Cleanser directly to consumers on Amazon.com, through our online store, and through third party distributors. Our prescription product Acuicyn™ is an antimicrobial prescription solution for the treatment of blepharitis and the daily hygiene of eyelids and lashes and helps manage red, itchy, crusty and inflamed eyes, and is sold by our partner EMC Pharma through its distribution network.

In international markets we rely on distribution partners to sell our eye products, which are sold under private labels in Italy, Germany, Spain, Portugal, France, the United Kingdom, and parts of Asia.

Oral, Dental and Nasal Care

We sell oral, dental, and nasal products around the world, including:

•	Endocyn®, a biocompatible root canal irrigant sold through U.S.-based distributors
•	Microdacyn60® Oral Care, which treats mouth and throat infections and thrush
•	Sinudox Hypotonic Nasal Hygiene, which clears and cleans a blocked nose, stuffy nose and sinuses by ancillary ingredients that may have a local antimicrobial effect and is sold through Amazon in Europe. In other parts of the world, we partner with distributors to sell Sinudox.

Podiatry

PodiacynTM Advanced Everyday Foot Care is sold direct to consumers for over-the-counter use in the United States and intended for management of foot odors, infections, and irritations, as well as daily foot health and hygiene. Podiacyn is available through Amazon.com, our online store and third-party distributors.

Animal Health Care

In the U.S. and Canada, we partner with Manna Pro Products, LLC to distribute non-prescription MicrocynAH® products to national pet-store retail chains, farm animal specialty stores. MicrocynAH is intended for the safe and rapid treatment of a variety of animal afflictions including cuts, burns, lacerations, rashes, hot spots, rain rot, post-surgical sites, pink eye symptoms and wounds to the outer ear of any animal. For the Asian and European markets, we partner with Petagon, Limited to sell MicrocynAH.

We also sell a line of animal health products exclusively for veterinarians, MicrocynVS®, intended for the management of wound, skin, ear and eye afflictions in all animal species.

Surface Disinfectants

Nanocyn® Disinfectant & Sanitizer is a medical-grade surface disinfectant solution used in hospitals worldwide to protect doctors and patients. We sell Nanocyn through our partner MicroSafe, in Europe, the Middle East and Australia. In April of 2022, MicroSafe secured the EPA approval for Nanocyn® Disinfectant & Sanitizer to be sold in the United States as a surface disinfectant. Nanocyn is included on the EPA’s lists for use against COVID-19, Ebola virus, Mpox, SARS-CoV-2, MRSA, Salmonella, Norovirus, Poliovirus, and as a fungicide.

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Corporate Information

We were initially incorporated as Micromed Laboratories, Inc. in 1999 under the laws of the State of California. We changed our name to Oculus Innovative Sciences, Inc. in 2001. In December 2006 we reincorporated under the laws of the State of Delaware, and in December 2016 we changed our name to Sonoma Pharmaceuticals, Inc. Our principal executive offices are located at 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301. We have two active wholly owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V., and Sonoma Pharmaceuticals Netherlands, B.V. Our fiscal year end is March 31. Our corporate telephone number is (800) 759-9305.

Risk Factors

Investing in our securities involves a high degree of risk. This prospectus contains a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section entitles “Risk Factors” together with all of the other information contained in this prospectus or appearing or incorporated by reference in this prospectus.

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Summary of the Offering

Issuer	Sonoma Pharmaceuticals, Inc., a Delaware corporation

Securities offered	Common stock, par value $0.0001 per share

Common stock offered by us	Up to 5,000,000 shares of Common Stock

Common stock outstanding prior to this offering	5,177,889 shares

Common stock to be outstanding after this offering	10,177,889 shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page 8 of this prospectus.

Risk factors	Investment in our Common Stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for factors to consider before deciding to purchase our securities.

Reasonable best efforts	We have agreed to offer and sell the Securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 8 of this prospectus.

Nasdaq Capital Market stock symbol	SNOA

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RISK FACTORS

Investing in the Securities involves a high degree of risk. Before investing in the Securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus or appearing or incorporated by reference in this prospectus. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in the Securities. The risks and uncertainties described therein and below are not the only risks we face, but those that we consider to be material. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Common Stock

The market price of the Common Stock may be volatile, and the value of your investment could decline significantly.

The trading price for the Common Stock has been, and we expect it to continue to be, volatile. The price at which the Common Stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of the Common Stock and affect the volume of trading in our stock, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of our shares of Common Stock will not fall in the future.

Our operating results may fluctuate, which could cause our stock price to decrease.

Fluctuations in our operating results may lead to fluctuations, including declines, in our share price. Our operating results and our share price may fluctuate from period to period due to a variety of factors, including:

•	demand by physicians, other medical staff and patients for our HOCl-based products;

•	reimbursement decisions by third-party payors and announcements of those decisions;

•	clinical trial results published by others in our industry and publication of results in peer-reviewed journals or the presentation at medical conferences;

•	the inclusion or exclusion of our HOCl-based products in large clinical trials conducted by others;

•	actual and anticipated fluctuations in our quarterly financial and operating results;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	issues in manufacturing our product candidates or products;

•	new or less expensive products and services or new technology introduced or offered by our competitors or by us;

•	the development and commercialization of product enhancements;

•	changes in the regulatory environment;

•	delays in establishing new strategic relationships;

•	costs associated with collaborations and new product candidates;

•	introduction of technological innovations or new commercial products by us or our competitors;

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•	litigation or public concern about the safety of our product candidates or products;

•	changes in recommendations of securities analysts or lack of analyst coverage;

•	failure to meet analyst expectations regarding our operating results;

•	additions or departures of key personnel; and

•	general market conditions.

Variations in the timing of our future revenues and expenses could also cause significant fluctuations in our operating results from period to period and may result in unanticipated earning shortfalls or losses. In addition, The Nasdaq Capital Market, in general, and the market for life sciences companies, in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

Anti-takeover provisions in our certificate of incorporation and bylaws and under Delaware law may make it more difficult for stockholders to change our management and may also make a takeover difficult.

Our corporate documents and Delaware law contain provisions that limit the ability of stockholders to change our management and may also enable our management to resist a takeover. These provisions include:

•	the ability of our Board of Directors to issue and designate, without stockholder approval, the rights of up to 714,286 shares of convertible preferred stock, which rights could be senior to those of common stock;

•	limitations on persons authorized to call a special meeting of stockholders; and

•	advance notice procedures required for stockholders to make nominations of candidates for election as directors or to bring matters before meetings of stockholders.

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits “business combinations” between a publicly held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who became a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

These provisions might discourage, delay or prevent a change of control in our management. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and cause us to take other corporate actions. In addition, the existence of these provisions, together with Delaware law, might hinder or delay an attempted takeover other than through negotiations with our Board of Directors.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock or other securities convertible into common stock.

Our Restated Certificate of Incorporation, as amended, allows us to issue up to 24,000,000 shares of our common stock and to issue and designate, without stockholder approval, the rights of up to 714,286 shares of preferred stock. In the event we issue additional shares of our capital stock, dilution to our stockholders could result. In addition, if we issue and designate a class of convertible preferred stock, these securities may provide for rights, preferences or privileges senior to those of holders of our common stock. Additionally, if we issue preferred stock, it may convert into common stock at a ratio of 1:1 or greater because our Restated Certificate of Incorporation, as amended, allows us to designate a conversion ratio without limitations.

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Shares issuable upon the conversion of warrants or preferred stock or the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and depress the price of our common stock.

As of June 30, 2023, we had outstanding warrants exercisable for an aggregate of 103,000 shares of our common stock at a weighted average exercise price of approximately $9.32 per share. We also had units convertible into 46,000 shares of common stock at an exercise price of $11.25 per unit. In addition, as of June 30, 2023, options to purchase an aggregate of 547,000 shares of our common stock were outstanding at a weighted average exercise price of $11.92 per share and a weighted average contractual term of 1.93 years. In addition, 628,547 shares of our common stock were available on June 30, 2023 for future option grants under our 2016 Equity Incentive Plan and our 2021 Equity Incentive Plan. To the extent any of these warrants or options are exercised and any additional options are granted and exercised, there will be further dilution to stockholders and investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

We have filed several registration statements with the SEC, so that substantially all of the shares of our common stock which are issuable upon the exercise of outstanding warrants and options may be sold in the public market. The sale of our common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

Risks Related to this Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds from this offering for general corporate purposes, new product launches and working capital. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

This is a best efforts offering, no minimum amount of Securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Securities being offered in this offering. The placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. There is no required minimum number of Securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Purchasers in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share of Common Stock in this offering may be substantially higher than the net tangible book value per share of Common Stock as of June 30, 2023, investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Stock. The shares in this offering will be sold at market prices which may fluctuate substantially. After giving effect to the sale of 5,000,000 shares of Common Stock at a price of $1.00 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, you would not experience any immediate dilution. However, if a new investor purchases shares to be sold in this offering at a per share price above the adjusted net tangible book value per share of our common stock, you could suffer immediate and substantial dilution. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In In addition, upon the exercise of any of our outstanding options or warrants, investors will incur further dilution.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of Common Stock in this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $4.45 million, based on a public offering price of $1.00 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on September 13, 2023. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds from the sale of the Securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, research and development, financing of capital expenditures, and future acquisitions and strategic investment opportunities.

PLAN OF DISTRIBUTION

Maxim Group LLC is acting as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. We and the placement agent intend to enter into a placement agency agreement with respect to the shares of Common Stock being offered hereby. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of Securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into one or more securities purchase agreements directly with the investors, at each investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement will provide that the placement agent’s obligations are subject to conditions contained in the placement agency agreement and the securities purchase agreement, as applicable.

We will deliver the shares of Common Stock being issued to the investors upon receipt of investor funds for the purchase of the shares of Common Stock offered pursuant to this prospectus. We anticipate that the initial delivery of the shares of Common Stock being offered pursuant to this prospectus on or about ________, 2023.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 8.0% of the aggregate gross cash proceeds to us from the sale of the Securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for its expenses in connection with the offering payable by us, in an aggregate amount not to exceed $75,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

		Per Share of Common Stock		Total
Public offering price	$		$
Placement agent fees (8.0%)	$		$
Proceeds, before expenses, to us	$		$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $_____, all of which are payable by us.

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Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual public offering price of the shares of Common Stock we are offering will be determined by negotiations between us, the placement agent and the investors in the offering; among the factors considered in determining such public offering price are our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Lock-Up Agreements and Trading Restrictions

We, each of our officers and directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of six (6) months after this offering is completed without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period.

Listing

Our Common Stock is listed on the Nasdaq Stock Market under the symbol “SNOA”.

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Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In the course of its businesses, the placement agent and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering, and except as set forth in this section, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, common stock during a period ending six months after the completion of this offering, without first obtaining the written consent of the placement agent. Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

•	offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock; or

•	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

Right of First Refusal

For a period of five (5) months from the Closing of this Offering, we granted the placement agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt and loans against tax credits) offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such five (5) month period.

Selling Restrictions

Notice to Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

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Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression” Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The placement agent has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Investors in the European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

Notice to Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum (as it may be amended from time to time, the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum, collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Notice to Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to Investors in the Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Notice to Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan (“FSCT”) pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the FSCT. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

MARKET PRICE AND DIVIDEND POLICY

Our shares of Common Stock are currently quoted on The Nasdaq Capital Market under the symbol “SNOA”. On September 13, 2023, the last reported sales price of our Common Stock on Nasdaq was $1.00.

Holders of Record

As of September 14, 2023, we had approximately 295 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None.

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DILUTION

Purchasers of Common Stock offered by this prospectus will suffer immediate and substantial dilution in the net tangible book value per share of Common Stock. Our net tangible book value on June 30, 2023 was approximately $7,242,000, or approximately $1.41 per share of Common Stock based upon 5,141,596 shares outstanding as of June 30, 2023. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets less total liabilities, by the number of shares of Common Stock outstanding on that date.

The shares of Common Stock in this offering will be sold at market prices which may fluctuate substantially. For purposes of calculating dilution, we have assumed a sale price of $1.00 per share, which was the closing price of our Common Stock on September 13, 2023.

After giving effect to the sale of our Common Stock in the aggregate amount of $5,000,000, or 5,000,000 shares, at an assumed offering price of $1.00 per share, and after deducting placement agent and offering expenses payable by us, our net tangible book value as of June 30, 2023 would have been approximately $11,692,000 or $1.15 per share of Common Stock. This represents an immediate decrease in net tangible book value of $0.26 per share to existing stockholders and immediate increase in net tangible book value of $0.15 per share to new investors purchasing our Common Stock in this offering at the public offering price. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share	$1.00
Net tangible book value per share as of June 30, 2023	$1.41
Decrease in net tangible book value per share attributable to this offering	$(0.26)

As adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering	$1.15

Increase in net tangible book value per share to new investors purchasing our common stock in this offering	$0.15

An increase of $0.10 per share in the price at which the shares are sold from the assumed public offering price of $1,00 per share shown in the table above would decrease our as adjusted net tangible book value per share after the offering to $1.20 per share and result in an increase in net tangible book value per share to new investors in this offering of $0.20 per share, after deducting placement agent fees and estimated offering expenses payable by us.

A decrease of $0.10 per share in the price at which the shares are sold from the assumed public offering price of $1.00 per share shown in the table above would decrease our adjusted net tangible book value per share after the offering to $1.11 per share and result in an increase in net tangible book value per share to new investors in this offering of $0.11 per share, after deducting placement agent fees and estimated offering expenses payable by us.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion is based on 5,141,596 shares of our common stock outstanding as of June 30, 2023, and excludes:

•	547,000 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $11.92 per share, under our equity incentive plans;

•	31,000 shares of common stock issuable upon exercise/vesting of restricted stock units;

•	628,547 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	103,000 shares of common stock issuable upon exercise of outstanding warrants, with a current exercise price of $9.32 per share; and

•	30,668 restricted stock units and warrants to purchase 15,332 shares of common stock, with current exercise price of $11.25 per unit.

To the extent that outstanding options or warrants outstanding as of June 30, 2023, have been or may be exercised or we issue other shares investors purchasing our Common Stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023 on an actual basis and on an as adjusted basis, based upon an assumed public offering price of $1.00 per share to give effect to the sale of 5,000,000 shares of Common Stock in this offering, after deducting the placement agent fees and estimated offering expenses payable by us.

The information below is for illustrative purposes and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and the related notes appearing elsewhere in this prospectus.

	June 30, 2023
	Actual	As Adjusted
	(in thousands) (unaudited)
Cash and cash equivalents	$3,544	$7,994
Total liabilities	8,651	8,651
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding actual; and 714,286 shares authorized, none issued and outstanding as adjusted	–	–
Common stock, $0.0001 par value; 24,000,000 shares authorized, 5,141,596 shares issued and outstanding actual; and 24,000,000 shares authorized, 10,141,596 shares issued and outstanding as adjusted	5	10
Additional paid-in capital	201,076	205,521
Accumulated deficit	(190,932)	(190,932)
Accumulated other comprehensive loss	(2,907)	(2,907)
Total stockholders’ equity	$7,242	$11,692
Total capitalization	7,242	11,692

The foregoing table is based on 5,141,596 shares of our common stock outstanding as of June 30, 2023, and excludes:

•	547,000 shares of common stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $11.92 per share, under our equity incentive plans;

•	31,000 shares of common stock issuable upon exercise/vesting of restricted stock units;

•	628,547 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	103,000 shares of common stock issuable upon exercise of outstanding warrants, with a current exercise price of $9.32 per share; and

•	30,668 restricted stock units and warrants to purchase 15,332 shares of common stock, with current exercise price of $11.25 per unit.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of September 12, 2023, as to shares of our common stock beneficially owned by: (1) stockholders known to us who own more than 5%, (2) each of our Named Executive Officers, (3) each of our current directors, and (4) all of our directors and Named Executive Officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

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In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable upon vesting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. All share numbers have been adjusted to reflect a 1-for-7 reverse stock split, effective April 1, 2013, a 1-for-5 reverse stock split, effective June 24, 2016 and a 1-for-9 reverse stock split, effective June 19, 2019.

		Amount of Beneficial Ownership
Name and address of beneficial owner (1)	Nature of beneficial ownership	Shares Owned	Shares – Includes all Rights to Acquire (2)	Total	Percent of Shares Beneficially Owned Prior to Offering (3)	Percent of Shares Beneficially Owned After Offering
Amy Trombly (4)	Chief Executive Officer	100,000	54,388	154,388	3.0%	1.5%
Jerry Dvonch (5)	Interim Chief Financial Officer	31,009	73,281	104,290	2.0%	1.0%
Chad White (6)	Former Chief Financial Officer	--	--	--	0.0%	0.0%
Bruce Thornton (7)	Chief Operating Officer	100,825	57,322	158,147	3.1%	1.6%
Jerry McLaughlin (8)	Lead Independent Director	5,414	18,165	23,579	*	*
Philippe Weigerstorfer (9)	Director	--	22,500	22,500	*	*
Jay Birnbaum (10)	Director	5,739	22,776	28,515	*	*
All directors and executive officers as a group (6 persons)		242,987	248,432	491,419	9.5%	4.8%

*Indicates ownership of less than 1.0%

(1)	Unless otherwise stated, the address of each beneficial owner listed in the table is c/o Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, CO 80301.
(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable within 60 days.
(3)	We had total shares of common stock issued and outstanding of 5,177,889 on September 12, 2023.
(4)	Ms. Trombly has been our Chief Executive Officer since September 27, 2019. She beneficially owns 100,000 shares of common stock and 54,388 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(5)	Mr. Dvonch served as our Chief Financial Officer from September 8, 2020 to November 18, 2022 and currently serves as our Interim Chief Financial Officer. He beneficially owns 31,009 shares of common stock and 57,777 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(6)	Mr. White served as our Interim Chief Financial Officer from October 3, 2022 to November 18, 2022 and as our Chief Financial Officer from November 18, 2022 to April 7, 2023.
(7)	Mr. Thornton is our Executive Vice President and Chief Operating Officer. He beneficially owns 100,825 shares of common stock and 57,322 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(8)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 5,414 shares of common stock and 18,165 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(9)	Mr. Weigerstorfer is a member of our Board of Directors. He beneficially owns 2,500 shares of common stock yet to be issued and 20,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.
(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 5,739 shares of common stock and 22,776 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days.

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DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, is only a summary. You should also refer to our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Preferred Stock

Our Board of Directors is authorized to issue 714,286 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by our shareholders. Any preferred stock to be issued could rank prior to our common stock with respect to dividend rights and rights on liquidation. Our Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of holders of our common stock and discourage, delay or prevent a change in control of the Company. As of the date of this prospectus, no shares of preferred stock are outstanding.

Common Stock

We are authorized to issue up to a total of 24,000,000 shares of common stock, $0.0001 par value per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Restated Certificate of Incorporation, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board of Directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and nonassessable.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “SNOA.”

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare, Inc. located at 462 South 4th Street, Suite 1600, Louisville, KY 40202. Its telephone number is 1-888-647-8901.

 CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER

AND BYLAWS

The following paragraphs summarize certain provisions of Delaware law and our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and to our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”

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Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this section prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may “opt out” of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws

Our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, provide that:

•	our amended and restated bylaws, as amended, may be amended or repealed only by the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of directors then in office or the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote at an election of directors;

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our amended and restated bylaws, as amended, and stockholders may not act by written consent;

•	a stockholder must provide advance notice of stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders;

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•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•	the approval of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote at an election of directors is required to amend or repeal the provisions of our restated certificate of incorporation, as amended, regarding the inability of stockholders to take action by written consent;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•	we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Burns & Levinson LLP. Blank Rome LLP, New York, New York, is acting as counsel to the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Sonoma Pharmaceuticals, Inc. and Subsidiaries (the “Company”) as of and for the years ended March 31, 2023 and 2022 have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference in this prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investor Relations

Sonoma Pharmaceuticals, Inc.

5445 Conestoga Court, Suite 150

Boulder, CO 80301

(707) 283-0550

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Investors and others should note that we announce material financial information using our company website: www.sonomapharma.com, our investor relations website: ir.sonomapharma.com, SEC filings, press releases, public conference calls and webcasts. The information on or accessible through our websites is not incorporated by reference in this prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2023, filed on June 21, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on August 10, 2023;

•	our Current Report on Form 8-K filed on July 14, 2023;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 27, 2023; and

•	our Registration Statement on Form 8-A as filed with the SEC on December 15, 2006.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301, telephone (800) 759-9305. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Up to 5,000,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

MAXIM GROUP LLC

The date of this prospectus is __________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
Approximate SEC Registration Fee		$551
Accountants’ Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Fees (including Transfer Agent and Printing fees)		*
Total	$	*

* To be filed by amendment.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant or having served at the request of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or (4) for any transaction from which the director derived an improper personal benefit.

Article VIII of our restated certificate of incorporation, as amended, (included as Exhibit 3.1(i) to our annual report on Form 10-K for the year ended March 31, 2007, filed June 20, 2007) and Article 6 of our amended and restated bylaws, as amended (included as Exhibit 3.2 to our current report on Form 8-K, filed December 7, 2016) provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

We have also entered into respective indemnification agreements (the form of which is included as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007) with our officers and directors that will require us to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

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Item 16.	Exhibits

Exhibit Index

Exhibit No.	Description

1.1	Form of Placement Agency Agreement (to be filed by amendment)
3.1	Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., effective January 30, 2006 (included as exhibit 3.1 of the Company’s Annual Report on Form 10-K filed June 20, 2007, and incorporated herein by reference).
3.2	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., effective October 22, 2008 (included as exhibit A in the Company’s Definitive Proxy Statement on Schedule 14A filed July 21, 2008, and incorporated herein by reference).
3.4	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective March 29, 2013 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 22, 2013, and incorporated herein by reference).
3.5	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective December 4, 2014 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 8, 2014, and incorporated herein by reference).
3.6	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective October 22, 2015 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 27, 2015, and incorporated herein by reference).
3.7	Certificate of Amendment of Restated Certificate of Incorporation of Oculus Innovative Sciences, Inc., as amended, effective June 24, 2016 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 28, 2016, and incorporated herein by reference).
3.8	Certificate of Amendment of Restated Certificate of Incorporation of Sonoma Pharmaceuticals, Inc., as amended, effective December 6, 2016 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 7, 2016, and incorporated herein by reference).
3.9	Amended and Restated Bylaws, as amended, of Sonoma Pharmaceuticals, Inc., effective December 6, 2016 (included as exhibit 3.2 to the Company’s Current Report on Form 8-K filed December 7, 2016, and incorporated herein by reference).
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, filed with the Delaware Secretary of State on April 24, 2012 (included as exhibit 4.2 to the Company’s Current Report on Form 8-K, filed April 25, 2012, and incorporated herein by reference).
3.11	Certificate of Designation of Series B Preferred Stock, effective October 18, 2016 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 21, 2016, and incorporated herein by references).
3.12	Certificate of Amendment of Restated Certificate of Incorporation of Sonoma Pharmaceuticals, Inc., as amended, effective June 19, 2019 (included as exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 19, 2019, and incorporated herein by reference).
4.1	Specimen Common Stock Certificate (included as exhibit 4.1 to the Company’s Annual Report on Form 10-K filed June 28, 2017, and incorporated herein by reference).
4.2	Section 382 Rights Agreement, dated as of October 18, 2016, between Oculus Innovative Sciences, Inc. and Computershare Inc., which includes the Form of Certificate of Designation of Series B Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 21, 2016, and incorporated herein by reference).
4.3	Form of Placement Agent Warrant granted to Dawson James Securities, Inc. and The Benchmark Company, LLC in connection with the March 2, 2018 public offering, dated March 6, 2018 (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 6, 2018, and incorporated herein by reference).
4.4	Form of Placement Agent Warrant granted to Dawson James Securities, Inc. in connection with the November 2019 public offering (included as exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 29, 2019, and incorporated herein by reference).
5.1	Opinion of Burns & Levinson LLP (to be filed by amendment)
10.1	Form of Indemnification Agreement between Oculus Innovative Sciences, Inc. and its officers and directors (included as exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.2	Office Lease Agreement, dated May 18, 2006, between Oculus Technologies of Mexico, S.A. de C.V. and Antonio Sergio Arturo Fernandez Valenzuela (translated from Spanish) (included as exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.3	Office Lease Agreement, dated July 2003, between Oculus Innovative Sciences, B.V. and Artikona Holding B.V. (translated from Dutch) (included as exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).

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10.4	Form of Director Agreement (included as exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).
10.5	Amended and Restated Oculus Innovative Sciences, Inc. 2006 Stock Incentive Plan and related form stock option plan agreements (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 2, 2007, and incorporated herein by reference).
10.6	Amendment to Office Lease Agreement, effective February 15, 2008, by and between Oculus Innovative Sciences Netherlands B.V. and Artikona Holding B.V. (translated from Dutch) (included as exhibit 10.44 to the Company’s Annual Report on Form 10-K filed June 13, 2008, and incorporated herein by reference).
10.7	Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan (included as exhibit A in the Company’s Definitive Proxy Statement on Schedule 14A filed July 29, 2011, and incorporated herein by reference).
10.8†	Exclusive Sales and Distribution Agreement, dated November 6, 2015, by and between Oculus Innovative Sciences, Inc. and Manna Pro Products, LLC (included as exhibit 10.1 to the Company’s 8-K filed March 23, 2016 and incorporated herein by reference).
10.9†	Asset Purchase Agreement dated October 27, 2016, between Oculus Innovative Sciences, Inc. and Invekra, S.A.P.I de C.V. (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 31, 2016, and incorporated herein by reference).
10.10†	Amendment Agreement to Acquisition Option dated October 27, 2016, by and between More Pharma Corporation S. de R.L. de C.V. and Oculus Technologies of Mexico, S.A. de C.V. (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 31, 2016, and incorporated herein by reference).
10.11	2016 Equity Incentive Plan (included as exhibit A in the Company’s Definitive Proxy Statement on Schedule 14A filed July 29, 2016, and incorporated herein by reference).
10.12	Securities Purchase Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and Montreux Equity Partners V, L.P., dated March 1, 2018 (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 6, 2018, and incorporated herein by reference).
10.13†	Exclusive License and Distribution Agreement entered into by and between Sonoma Pharmaceuticals, Inc. and EMS.S.A., dated June 4, 2018 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2018, and incorporated herein by reference).
10.14	Warrant Agency Agreement entered into by and among Sonoma Pharmaceuticals, Inc., Computershare, Inc. and Computershare Trust Company, N.A., dated November 21, 2018 (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 21, 2018, and incorporated herein by reference).
10.15⸸+	Asset Purchase Agreement dated May 14, 2019, between Sonoma Pharmaceuticals, Inc. and Petagon, Ltd. (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 22, 2019, and incorporated herein by reference).
10.16⸸+	Asset Purchase Agreement dated February 21, 2020, between Sonoma Pharmaceuticals, Inc. and MicroSafe Group, DMCC (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 27, 2020, and incorporated herein by reference.)
10.17⸸+	License, Distribution and Supply Agreement by and between Sonoma Pharmaceuticals, Inc. and Brill International, S.L. dated May 19, 2020 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 26, 2020, and incorporated herein by reference.)
10.18	Consulting Agreement between the Company and Dr. Robert Northey, dated May 30, 2020. (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 4, 2020, and incorporated herein by reference.)
10.19⸸+	Asset Purchase Agreement between the Company and Infinity Labs SD, Inc., dated June 24, 2020 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 30, 2020, and incorporated herein by reference.)
10.20+	Woodstock Lease Agreement between the Company and Fowler Crossing Partners, LP, dated October 1, 2018.
10.21⸸	Licensing Agreement between Sonoma Pharmaceuticals, Inc. and MicroSafe Group, effective July 27, 2020 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 6, 2020, and incorporated herein by reference).
10.22⸸	Licensing and Distribution Agreement between Sonoma Pharmaceuticals, Inc. and Gabriel Science, LLC, effective December 14, 2020 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 17, 2020, and incorporated herein by reference).
10.23⸸	Exclusive Supply and Distribution Agreement between the Company and EMC Pharma, LLC, dated March 26, 2021 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 31, 2021, and incorporated herein by reference).
10.24	Amended and Restated Employment Agreement by and between the Company and Amy Trombly, dated June 16, 2023 (included as exhibit 10.38 to the Company’s Current Report on Form 10-K filed on June 21, 2023, and incorporated herein by reference).
10.25	Amended and Restated Employment Agreement by and between the Company and Bruce Thornton, dated June 16, 2023 (included as exhibit 10.39 to the Company’s Current Report on Form 8-K filed on June 21, 2023, and incorporated herein by reference).
10.26	At-The-Market Offering Agreement, by and between the Company and H.C. Wainwright & Co., LLC, dated July 30, 2021 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 30, 2021, and incorporated herein by reference).
10.27	2021 Equity Incentive Plan (included as appendix on the Company’s proxy statement filed on July 29, 2021 and incorporated herein by reference).
10.28+⸸	Exclusive License and Distribution Agreement between the Company and Dyamed Biotech Pte Ltd., dated November 4, 2021 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 9, 2021, and incorporated herein by reference).

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10.29+⸸	Non-Exclusive Distribution and Supply Agreement between the Company and Salus Medical, LLC dated January 19, 2022 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 20, 2022, and incorporated herein by reference).
10.30+⸸	Exclusive License and Distribution Agreement between Sonoma Pharmaceuticals, Inc. and Anlicare International dated January 18, 2022 (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 20, 2022, and incorporated herein by reference).
10.31	At-The-Market Offering Agreement, by and between the Company and Ladenburg Thalmann & Co. Inc., dated December 23, 2022 (included as exhibit 1.1 to the Company’s Current Report on Form 8-K filed on December 23, 2022, and incorporated herein by reference).
10.32	Sonoma Pharmaceuticals, Inc. Non-Employee Director Compensation Program and Stock Ownership Guidelines, revised by the Board of Directors on December 29, 2022 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 30, 2022, and incorporated herein by reference).
10.33+⸸	Exclusive Distribution and Supply Agreement, dated January 26, 2023, by and between Sonoma Pharmaceuticals, Inc. and Daewoong Pharmaceutical Co., Ltd. (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 31, 2023, and incorporated herein by reference).
10.34	Amendment to At-The-Market Offering Agreement, by and between the Company and Ladenburg Thalmann & Co. Inc., dated February 24, 2023 (included as exhibit 1.1 to the Company’s Current Report on Form 8-K filed on February 24, 2023, and incorporated herein by reference).
10.35	Consulting Agreement, by and between the Company and Jerome Dvonch, dated April 7, 2023 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 13, 2023, and incorporated herein by reference).
10.36	Offer letter to John Dal Poggetto dated July 11, 2023 (included as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 14, 2023, and incorporated herein by reference).
10.37	Consulting Agreement, by and between the Company and Jerome Dvonch Consulting, LLC, effective August 15, 2023 (included as exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 14, 2023, and incorporated herein by reference).
10.38	Form of Securities Purchase Agreement (to be filed by amendment)
14.1	Code of Business Conduct (included as Exhibit 14.1 to the Company’s Current Report on Form 8-K filed on January 23, 2017, and incorporated herein by reference).
21.1	List of Subsidiaries (included as Exhibit 21.1 to the Company’s Annual Report on Form 10-K on June 28, 2017, and incorporated herein by reference).
23.1*	Consent of Frazier & Deeter, LLC, the Registrant’s independent public accounting firm
23.2	Consent of Burns & Levinson LLP (incorporated in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
107*	Calculation of Filing Fee

__________________

*	Filed herewith.
†	Confidential treatment has been granted with respect to certain portions of this agreement.
⸸	Certain portions of the exhibit have been omitted to preserve the confidentiality of such information. The Company will furnish copies of any such information to the SEC upon request.
+ **

The schedules to the exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K.  The Company will furnish copies of any such schedules to the SEC upon request.

Indicates management contract or any compensatory plan, contract or arrangement.

Copies of above exhibits not contained herein are available to any stockholder, upon payment of a reasonable per page fee, upon written request to: Chief Financial Officer, Sonoma Pharmaceuticals, Inc., 5445 Conestoga Court, Suite 150, Boulder, Colorado 80301.

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boulder, State of Colorado, on September 19, 2023.

SONOMA PHARMACEUTICALS, INC.

By:	/s/ Amy Trombly
Amy Trombly Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amy Trombly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amy Trombly Amy Trombly /s/ Jerome Dvonch Jerome Dvonch /s/ PhilippeWeigerstorfer Philippe Weigerstorfer /s/ Jay Birnbaum Jay Birnbaum /s/ Jerry Mc Laughlin Jerry McLaughlin	Chief Executive Officer (Principal Executive Officer) Interim Chief Financial Officer (Principal Financial Officer, and Principal Accounting Officer) Director Director Director	September 19, 2023 September 19, 2023 September 19, 2023 September 19, 2023 September 19, 2023

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